For Immediate Release                                 Contact:  Steve Iaco
                                                                212-984-6535

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                        INSIGNIA FINANCIAL GROUP ACQUIRES
                   U.K. REAL ESTATE SERVICES FIRM ST. QUINTIN


          Insignia Merges St. Quintin with Richard Ellis Group Limited, Creating One of the United Kingdom's Top Three Real Estate Firms


NEW YORK, March 5, 1999 - Insignia Financial Group, Inc. (NYSE: IFS) announced today that it has acquired British real estate services firm St. Quintin and merged the company with Insignia's existing U.K. subsidiary, Richard Ellis Group Limited, to form Richard Ellis St. Quintin.

     The acquisition is valued at approximately $32 million, excluding a potential earnout of up to an additional $12 million over three years. The full value of the earnout will be based on the ability of the merged operation to achieve certain performance levels both through cost reductions and cross-selling initiatives with other Insignia business units.

     The merger is expected to produce various economies of scale for Richard Ellis St. Quintin. Once the two businesses have been integrated and combined into common offices, which is expected to occur around July 1, Insignia expects the transaction to be accretive to Net EBITDA per share on an annual basis by approximately $0.27; accretive to after-tax cash flow per share by approximately $0.21; and accretive to net income per share by approximately $0.03. As part of the consolidation, Insignia will report a one-time expense of approximately $6 million in the first quarter, primarily for relocation costs and disposing of excess office space. This expense is not included in the annual Net EBITDA projections discussed above.

     Richard Ellis St. Quintin becomes one of the three largest real estate services firms in the United Kingdom, with more than 800 employees and annual revenues of approximately $100 million. The addition of St. Quintin enhances Richard Ellis Group's market share in the Central London markets and significantly expands its capabilities in property management, valuation and planning services. It also enhances Richard Ellis Group's regional presence in Manchester and Leeds, and complements the firm's existing strong positions in Glasgow, Birmingham, Liverpool and Belfast.

     "The combination of St. Quintin and Richard Ellis Group Limited creates one of the largest, most influential property services firms in the United Kingdom and ensures Insignia's ability to offer superior leasing, sales and financial services to our international corporate and institutional clients in the United Kingdom and elsewhere in Europe," said Andrew L. Farkas, chairman and chief executive officer of Insignia Financial Group. "Through this merger, Insignia's creation of a commanding market presence in the United Kingdom mirrors our pre-eminent positions in major U.S. markets, including New York, Washington, D.C. and Chicago. Richard Ellis St. Quintin will act as the springboard for Insignia's planned expansion both within the United Kingdom and continental Europe, building on our existing operations in Germany and Italy."

     Added Alan Froggatt, chief executive of Richard Ellis St. Quintin: "With the substantial resources available to us as part of Insignia and our agreed strategy to become a pre-eminent global real estate advisor, this expansion of our U.K. operations allows us to provide an enhanced range and standard of service for our clients. Just as important, it provides Insignia with the resources to build a pan-European business, which is the next step in our strategy."

     Said Robert Evans, chairman of the former St. Quintin and now deputy chairman of Richard Ellis St. Quintin: "In an increasingly global market, the chance to become part of an international business of this scale and ambition was an opportunity not to be missed. Working with our new colleagues at Richard Ellis Group Limited and Insignia during the due-diligence process has only affirmed our belief that the two companies dovetail perfectly, leaving us in an excellent position to challenge for market leadership in the future."

     St. Quintin is the latest in a number of leading commercial real estate services firms that Insignia has acquired over the past several years, giving the company significant market share in global business centers such as New York, London, Boston, Washington, D.C. and Chicago. In the United States, the company's commercial services unit, Insignia/ESG, has the pre-eminent position in the New York marketplace and operates in 48 other markets nationwide. In Europe, Insignia also has operations in Germany and Italy.

     Insignia plans aggressive expansion in other tier-one global markets to enhance its worldwide real estate services capabilities. Such global representation also will extend Insignia's reach to source potential investment opportunities for its institutional clients, such as the Praedium Group. Insignia was retained by Praedium, an affiliate of Credit Suisse First Boston, in September 1998 to source more than $500 million worth of real estate investments throughout western Europe.

     Insignia also plans to execute in Europe its U.S. strategy of taking minority equity positions in investment properties purchased by its key institutional-investor clients. This strategy has enabled Insignia to obtain contracts to provide services for these properties and to participate in their long-term appreciation potential. Insignia currently has co-investments in U.S. properties totaling more than 6 million square feet of commercial real estate and 3,300 multifamily units.

     "By virtue of Richard Ellis St. Quintin's formidable position in the key financial market of London, Insignia has strengthened its ability to source European investments either for or together with our institutional clients," said Mr. Farkas. "Richard Ellis St. Quintin's strong recognition by the European investment community also will serve Insignia well in developing and implementing an international delivery system for real estate-related financial services."

     Insignia has made a concerted effort to build its European operations over the past year and a half. In February 1998, Insignia acquired 225-year-old Richard Ellis Group Limited, one of the United Kingdom's leading property services firms. Later that year, Insignia acquired hotel brokerage firm Hotel Partners Inc., which in addition to its U.S. operations is active in international markets. Also in 1998, the company formed a German real estate services operation, Insignia RE GmbH. Insignia also maintains a commercial property management operation in Italy. Insignia Financial Group, Inc., based in New York, is among the leading providers of commercial and residential real estate services in the United States, with a growing presence in Europe. Its major operating units are: Insignia/ESG, Inc., one of the largest providers of commercial real estate services in the United States and the pre-eminent commercial real estate service provider in the New York metropolitan area; Richard Ellis St. Quintin, a leading real estate services firm in the United Kingdom; Realty One, the ninth-largest residential real estate brokerage firm in the United States; and Insignia Residential Group, the largest manager of cooperative and condominium housing in the New York metropolitan area.


         Certain items discussed in this press release may constitute forward-looking statements within the meaning of the Private Litigation Reform Act of 1995 (the "Reform Act) and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements, including a change in the climate for acquisitions the Company has been making, the ability to recognize expense reductions and increased cash flow and net income, or downturn in the projected business of recently acquired operations (including Richard Ellis Group Limited and St. Quintin). Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.